UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 3, 2006

Galaxy Minerals, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-95549 (Commission File Number)	65-0974212 (I.R.S. Employer Identification No.)

500 Park Avenue, Suite 203 Lake Villa, Illinois 60046 (Address of principal executive offices) (zip code)

(847) 265-7600 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Event That Accelerates or Increases a Direct Financial Obligation

On May 9, 2005, Galaxy Minerals, Inc., a Florida corporation (referred to as “We” or “Galaxy Minerals”), entered into a Securities Purchase Agreement (the “Agreement”) with GCA Strategic Investment Fund Limited (“GCA Fund”), pursuant to which GCA Fund agreed to purchase Convertible Secured Promissory Notes (the “Notes”) from us, in an amount up to a total of $6,000,000. Under the Agreement, GCA Fund agreed to purchase the Notes at our request until a total of $6,000,000 in Notes had been purchased, assuming we were in compliance with all terms of the Agreement.

Upon the execution of the Agreement, on May 9, 2005, at our request, GCA purchased Notes totaling $2,200,000 at a 15% discount. Under the terms of the Agreement and the Notes, we only receive 85% of our requested amount in cash with the remaining 15% being paid as a finder’s fee. Therefore, on May 9, 2005, we received $1,870,000 from GCA Fund in exchange for a Note totaling $2,200,000. GCA Fund had also given us written confirmation of their intention to purchase an additional $300,000 Note as soon as we were able to increase our authorized common stock. We cannot request that GCA Fund purchase additional Notes unless we are current in our public company reporting obligations and a registration statement covering the securities underlying the convertible promissory notes has been declared effective by the Securities and Exchange Commission. On May 9, 2005, with our initial $2,200,000 Note, we also issued GCA Fund a Common Stock Purchase Warrant to purchase 9,705,882 shares of our common stock (the “Warrants”).

Pursuant to the terms of a Registration Rights Agreement dated May 9, 2005, we agreed to file a registration statement with the Securities and Exchange Commission within 45 days (June 23, 2005) from the date of the Agreement covering the resale of any common stock acquired by (or potentially acquirable by) GCA Fund upon the conversion of the Notes, or exercise of the Warrants, with a goal of having the registration statement declared effective on a date no longer than ninety days from the date of the Agreement (August 8, 2005).

On July 5, 2005, we filed a Registration Statement on Form SB-2 to register an indeterminate number of shares of our common stock issuable upon conversion of the Notes and exercise of the warrants held by GCA Fund. On July 29, 2005 and August 2, 2005, we received the first set of comments to our Registration Statement from the Securities and Exchange Commission and we are in the process of responding to those comments. Our response to those comments was delayed due to the situation with our independents auditors, which was discussed in a previously filed Current Report on Form 8-K.

On February 3, 2006, GCA Fund sent us a Default and Demand Letter alleging that we are in default under the Agreement and the outstanding Notes due to the fact we did not have a Registration Statement, registering the shares of our common stock underlying the Convertible Notes and the Warrants, declared effective by August 8, 2005, and by terminating our agreement with Searchlight Exploration, LLC, regarding the Bonanza property, a topic that was the subject of a previously filed Current Report on Form 8-K. GCA is demanding $2,661,266.07 as full payment under the Note, plus $2,933.33 for each day after February 3, 2006, for liquidated damages. GCA Fund has stated they will file a lawsuit seeking these amounts if payment in full of the alleged amounts owing is not received by GCA Fund by February 13, 2006. We are in discussions with GCA to attempt to settle this matter prior to the filing of a lawsuit. If a lawsuit is filed regarding this matter we intend to vigorously defend against the allegations.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galaxy Minerals, Inc.,
a Florida corporation

Dated: February 8, 2006	/s/ Matthew J. Symonds
By: Matthew J. Symonds
Its: President